Exhibit 99.1

FIRST FINANCIAL HOLDINGS, INC.
34 Broad Street * Charleston, S.C. 29401
843-529-5933 * FAX: 843-529-5929

NEWS	NEWS	NEWS	NEWS

Contact:	Susan E. Baham
Executive Vice President
(843) 529-5601

FIRST FINANCIAL HOLDINGS, INC.
REPORTS SECOND QUARTER RESULTS

Charleston, South Carolina (April 20, 2005) -- First Financial Holdings, Inc. (NASDAQ: FFCH) reported today net income for the second quarter of fiscal 2005 totaling $7.0 million, or $.56 per diluted share. These results reflect increases of 10.3% and 12.0%, respectively, compared to net income of $6.4 million, or $.50 per diluted share, earned in the second quarter of fiscal 2004. Net income for the six months ended March 31, 2005 and 2004 totaled $13.0 million and $11.6 million, respectively. Diluted earnings per share totaled $1.03 and $0.90, respectively, for the six months ended March 31, 2005 and 2004.

          President and Chief Executive Officer A. Thomas Hood commented, "We are pleased with results in our second quarter of fiscal 2005. Our second quarter is usually an excellent quarter for us because of the seasonal nature of certain of our insurance segment revenues. Non-interest income was $12.5 million for the second quarter of fiscal 2005, increasing by $2.1 million, or 20.0%, over the comparable quarter last year. Commissions on insurance comprised 46.4% of total other income in the current quarter and increased $779 thousand, or 15.5%, from the comparable quarter ended March 31, 2004. The increase was principally related to higher annual contingent payments, which the Company traditionally receives in the first calendar quarter of each year. Total contingent-based commissions were $2.2 million in the quarter ended March 31, 2005 compared with $1.4 million in the quarter ended Mach 31, 2004. Loan servicing operations, net, totaled $1.0 million during the quarter ended March 31, 2005. The current quarter's results reflect a $607 thousand increase in originated mortgage servicing values. There was a $1.2 million loss in loan servicing operations during the comparable quarter ended March 31, 2004, which included a $1.4 million addition to an impairment reserve for the valuation of originated mortgage servicing rights. These adjustments in both periods were principally related to changes in market interest rates and resultant prepayment speeds, which factor significantly into such valuations. During the quarter ended March 31, 2004, the Company recorded $958 thousand in net gains on sales of investment and mortgage-backed securities while there was no similar activity in the current quarter. Excluding the mortgage servicing valuation adjustments and gains from securities sales, revenue growth from all other sources of operations during the second quarter ended March 31, 2005 improved by 9.3% over the comparable quarter during fiscal 2004. One of our strategies, for some time, has been to increase non spread-based revenue to diversify our income and these results demonstrate the success of our efforts."

          First Financial's net interest margin was 3.33% in the quarter ended March 31, 2005 compared with a net interest margin of 3.41% in the quarter ended March 31, 2004. The net interest margin also declined by five basis points from the recent quarter ended December 31, 2004. Average earning assets for the quarter ended March 31, 2005 declined by $26.2 million from the comparable quarter ended March 31, 2004. However, average loan balances increased by $41.2 million while all other earning assets declined by $67.4 million. Hood noted, "The net interest margin this quarter was slightly above our internal estimates and the change in our balance sheet from securities to loans served to partially offset the margin compression."

          Hood continued, "Total expenses increased by 4.3% during the quarter ended March 31, 2005, almost all attributable to growth in salaries and employee benefits. The increase was primarily the result of increased staffing for several new offices opened since March 2004 and from adjustments for annual merit increases and other benefit programs. The total for all of the remaining expenses categories was slightly lower than the quarter ended March 31, 2004."

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First Financial Holdings, Inc.

April 20, 2005

          First Financial's asset quality indicators continued to improve during the second quarter of fiscal 2005. The Company's reserve coverage of non-performing loans increased to 190.9% at March 31, 2005 compared with 148.5% one year ago and 188.5% at the end of the quarter ended December 31, 2004. Annualized loan net charge-offs declined to 0.34% in the quarter ended March 31, 2005 from 0.42% in the comparable period ended March 31, 2004. The Company's provision for loan losses declined from $1.8 million in the March 2004 quarter to $1.3 million in the March 2005 quarter. Problem assets, which include problem loans as well as properties acquired, as a percentage of total assets declined to 0.41% at March 31, 2005 compared to 0.56% one year ago and 0.49% at December 31, 2004. This ratio has declined in each consecutive quarter end since December 31, 2003. Most of the reduction in problem assets from one year ago was the result of a 21.8% decline in non accrual loans and a 32.8% decrease in real estate and other assets acquired.

          "We remain committed to the execution of our key goals for fiscal 2005, which include producing returns on average equity and assets that place our Company in the top tier of our industry. Our year to date results through six months indicate annualized returns on equity and assets of 15.44% and 1.06%, respectively, compared with 14.04% and .97%, respectively, in the six months ended March 31, 2004. I believe that the experience and determination of our directors, our management team and our employees and their collective abilities will continue to enable us to complete our major initiatives this year. We have taken advantage of opportunities in some of our markets to add more strategic lending resources and we look forward to opportunities for continued growth in our loan portfolio. We also believe that general market conditions are favorable in the major markets in which we operate," Hood concluded.

          As of March 31, 2005, total assets of First Financial were $2.5 billion, and deposits were $1.5 billion. Loans receivable totaled $1.9 billion at March 31, 2005, and stockholders' equity totaled $170.9 million. Book value per common share increased to $13.84 at March 31, 2005 compared to $13.53 at March 31, 2004.

          First Financial is the holding company of First Federal, which operates 48 offices located in the Charleston metropolitan area, Horry, Georgetown, Florence and Beaufort counties in South Carolina and Brunswick County in coastal North Carolina. The Company also provides insurance, brokerage and trust services through First Southeast Insurance Services, The Kimbrell Insurance Group, First Southeast Investor Services and First Southeast Fiduciary and Trust Services.

          NOTE: A. Thomas Hood, President and CEO, and Susan Baham, Executive Vice President and CFO, will discuss these results in a conference call at 10:00 AM (ET) tomorrow, April 21, 2005. The call can be accessed via a webcast available on the First Financial Holdings' website at www.firstfinancialholdings.com.

          Certain matters in this news release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among others, expectations of the business environment in which the Company operates, projections of future performance, including operating efficiencies, perceived opportunities in the market, potential future credit experience, and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties. Management's ability to predict results or the effect of future plans or strategies is inherently uncertain. The Company's actual results, performance or achievements may differ materially from those suggested, expressed or implied by forward-looking statements due to a wide range of factors including, but not limited to, the general business environment, general economic conditions nationally and in the State of South Carolina, interest rates, the South Carolina real estate market, the demand for mortgage loans, competitive conditions between banks and non-bank financial services providers, regulatory changes and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended September 30, 2004. Accordingly, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on these statements.

          For additional information about First Financial, please visit our web site at www.firstfinancialholdings.com or contact Susan E. Baham, Executive Vice President, (843) 529-5601.

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First Financial Holdings, Inc.

April 20, 2005

FIRST FINANCIAL HOLDINGS, INC.
Unaudited Consolidated Financial Highlights
(in thousands, except share data)

	Three Months Ended			Six Months Ended

	03/31/05	03/31/04	12/31/04	03/31/05	03/31/04

Statements of Income
Interest income	$31,912	$32,037	$31,981	$63,893	$63,797
Interest expense	12,980	12,428	12,835	25,815	25,049
Net interest income	18,932	19,609	19,146	38,078	38,748
Provision for loan losses	(1,300)	(1,825)	(1,300)	(2,600)	(3,250)
Net interest income after provision	17,632	17,784	17,846	35,478	35,498
Other income
Net gain on sale of loans	467	744	373	840	954
Net (loss) gain on sale of investments and
mortgage-backed securities		958	(56)	(56)	1,394
Brokerage fees	670	650	634	1,304	1,144
Commissions on insurance	5,800	5,021	3,712	9,512	7,867
Other agency income	330	430	264	594	692
Service charges and fees on deposit accounts	2,742	2,766	2,947	5,689	5,523
Loan servicing operations, net	1,007	(1,150)	315	1,322	(735)
Gains (losses) on disposition of assets	36	(3)	1,566	1,602	244
Other	1,456	1,009	2,450	3,906	1,807
Total other income	12,508	10,425	12,205	24,713	18,890
Other expenses
Salaries and employee benefits	12,127	11,238	13,118	25,245	22,539
Occupancy costs	1,224	1,357	1,253	2,477	2,639
Marketing	465	391	504	969	741
Depreciation, amort., etc.	1,344	1,331	1,294	2,638	2,763
Prepayment fees			964	964
Other	3,923	3,988	3,672	7,595	7,628
Total other expenses	19,083	18,305	20,805	39,888	36,310
Income before income taxes	11,057	9,904	9,246	20,303	18,078
Provision for income taxes	4,010	3,514	3,333	7,343	6,434
Net income	7,047	6,390	5,913	12,960	11,644
Earnings per common share:
Basic	0.57	0.51	0.48	1.05	0.93
Diluted	0.56	0.50	0.47	1.03	0.90
Average shares outstanding	12,323	12,560	12,301	12,312	12,551
Average diluted shares outstanding	12,569	12,904	12,606	12,588	12,927

Ratios:
Return on average equity	16.66%	15.28%	14.22%	15.44%	14.04%
Return on average assets	1.14%	1.05%	0.97%	1.06%	0.97%
Net interest margin	3.33%	3.41%	3.38%	3.35%	3.42%
Total expense/average assets	3.10%	3.00%	3.40%	3.25%	3.02%
Efficiency ratio (1)	60.53%	62.36%	66.07%	63.23%	64.31%
Net charge-offs/average net loans, annualized	0.34%	0.42%	0.31%	0.33%	0.39%
(1) Excludes from income - (losses) gains on sales of securities, net real estate operations, gains on disposition of assets; excludes from expenses - prepayment fees

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First Financial Holdings, Inc.

April 20, 2005

	03/31/05	03/31/04	12/31/04

Statements of Financial Condition
Assets
Cash and cash equivalents	$101,916	$91,055	$93,356
Investments	60,689	72,057	60,430
Loans receivable, net	1,861,174	1,806,968	1,840,520
Mortgage-backed securities	336,992	386,595	350,666
Office properties, net	51,379	36,594	51,529
Real estate owned	2,654	3,949	4,178
Intangible assets	22,784	22,301	22,331
Other assets	35,477	36,097	33,583
Total Assets	2,473,065	2,455,616	2,456,593
Liabilities
Deposits	1,547,696	1,470,395	1,505,251
Advances from FHLB	552,000	689,000	584,000
Other borrowings	152,213	82,553	158,958
Other liabilities	50,252	43,836	40,857
Total Liabilities	2,302,161	2,285,784	2,289,066
Stockholders' equity
Stockholders' equity	243,750	225,433	238,536
Treasury stock	(69,321)	(57,805)	(69,321)
Accumulated other comprehensive loss	(3,525)	2,204	(1,688)
Total stockholders' equity	170,904	169,832	167,527
Total liabilities and stockholders' equity	2,473,065	2,455,616	2,456,593
Stockholders' equity/assets	6.91%	6.92%	6.82%

Common shares outstanding	12,352	12,550	12,307
Book value per share	$13.84	$13.53	$13.61

	03/31/05	03/31/04	12/31/04
Credit quality-quarterly results
Total reserves for loan losses	$14,404	$14,725	$14,697
Loan loss reserves/net loans	0.77%	0.81%	0.80%
Reserves/non-performing loans	190.93%	148.54%	188.50%
Provision for losses	$1,300	$1,825	$1,300
Net loan charge-offs	$1,593	$1,909	$1,402

Problem assets
Non-accrual loans	$7,472	$9,553	$7,763
Accruing loans 90 days or more past due	72	71	34
Renegotiated loans		289
REO thru foreclosure	2,654	3,949	4,178
Total	$10,198	$13,862	$11,975
As a percent of total assets	0.41%	0.56%	0.49%

First Financial Holdings, Inc.
	As of / For the Quarter Ended (Unaudited)

BALANCE SHEET	03/31/05	12/31/04	09/30/04	06/30/04	03/31/04	12/31/03	09/30/03	06/30/03

Assets
Cash and investments	$162,605	$153,786	$165,136	$162,937	$163,112	$142,404	$129,210	$137,987
Loans receivable	1,861,174	1,840,520	1,817,585	1,812,462	1,806,968	1,801,672	1,801,932	1,811,647
Mortgage-backed securities	336,993	350,666	346,847	361,409	386,595	402,489	303,470	232,356
Office properties and equip.	51,379	51,529	50,574	51,704	36,594	36,503	37,199	36,387
Real estate owned	2,654	4,178	4,003	4,325	3,949	3,606	4,009	4,074
Other assets	58,260	55,914	58,168	59,035	58,398	47,407	47,062	46,594

Total assets	$2,473,065	$2,456,593	$2,442,313	$2,451,872	$2,455,616	$2,434,081	$2,322,882	$2,269,045

Liabilities
Deposits	$1,547,696	$1,505,251	$1,520,817	$1,468,169	$1,470,395	$1,428,440	$1,481,651	$1,462,924
Advances-FHLB	552,000	584,000	658,000	722,000	689,000	664,000	598,000	569,000
Other borrowed money	152,213	158,958	47,654	47,495	82,553	139,202	24,075	26,770
Other liabilities	50,252	40,857	50,655	50,983	43,836	37,629	56,150	48,392

Total liabilities	2,302,161	2,289,066	2,277,126	2,288,647	2,285,784	2,269,271	2,159,876	2,107,086

Total stockholders' equity	170,904	167,527	165,187	163,225	169,832	164,810	163,006	161,959

Total liabilities and stockholders' equity	$2,473,065	$2,456,593	$2,442,313	$2,451,872	$2,455,616	$2,434,081	$2,322,882	$2,269,045

Total shares o/s	12,352	12,307	12,303	12,382	12,550	12,575	12,522	12,611
Book value per share	$13.84	$13.61	$ 13.43	$13.18	$13.53	$13.09	$13.02	$12.84
Equity/assets	6.91%	6.82%	6.76%	6.66%	6.92%	6.76%	7.02%	7.14%

AVERAGE BALANCES
Total assets	$2,464,829	$2,449,453	$2,447,093	$2,453,744	$2,444,849	$2,378,482	$2,259,109	$2,241,575
Earning assets	2,276,193	2,262,891	2,265,992	2,282,244	2,303,231	2,223,141	2,110,168	2,086,645
Loans	1,862,589	1,846,603	1,823,072	1,829,786	1,821,412	1,812,244	1,815,126	1,834,732
Costing liabilities	2,250,102	2,223,204	2,230,911	2,248,274	2,262,769	2,160,159	2,046,610	2,030,598
Deposits	1,525,975	1,517,898	1,482,314	1,482,149	1,452,890	1,463,772	1,484,535	1,456,512
Equity	169,216	166,357	164,206	166,529	167,321	163,802	163,421	161,698

First Financial Holdings, Inc.

	Quarter Ended (Unaudited)								Fiscal Year-to-Date		Fiscal Year

	03/31/05	12/31/04	09/30/04	06/30/04	03/31/04	12/31/03	09/30/03	06/30/03	03/31/05	03/31/04	09/30/04	09/30/03

STATEMENT OF OPERATIONS
Total interest income	$31,912	$31,981	$31,251	$31,545	$32,037	$31,760	$31,631	$32,998	$63,893	$63,797	$126,593	$134,381
Total interest expense	12,980	12,835	12,550	12,392	12,428	12,621	12,813	13,431	25,815	25,049	49,991	55,921

Net interest income	18,932	19,146	18,701	19,153	19,609	19,139	18,818	19,567	38,078	38,748	76,602	78,460
Provision for loan losses	(1,300)	(1,300)	(1,300)	(1,125)	(1,825)	(1,425)	(1,650)	(1,450)	(2,600)	(3,250)	(5,675)	(6,235)

Net int. inc. after provision	17,632	17,846	17,401	18,028	17,784	17,714	17,168	18,117	35,478	35,498	70,927	72,225

Other income
Net gain (loss) on sale of loans	$467	$373	$569	$390	$744	$210	$759	$2,749	$840	$954	$1,913	$8,070
Gain on investment securities		(56)	239	659	958	436		523	(56)	1,394	2,292	1,709
Brokerage fees	670	634	496	635	650	494	678	432	1,304	1,144	2,275	2,134
Commissions on insurance	5,800	3,712	4,192	4,140	5,021	2,846	3,345	3,085	9,512	7,867	16,199	12,699
Other agency income	330	264	250	373	430	262	256	256	594	692	1,315	922
Loan servicing fees	1,007	315	(691)	2,122	(1,150)	415	3,387	(1,303)	1,322	(735)	696	1,088
Svc. chgs/fees-dep. accts	2,742	2,947	3,063	2,931	2,766	2,757	2,741	2,680	5,689	5,523	11,517	10,604
Real estate operations (net)	(122)	(190)	(438)	(197)	(274)	(185)	(212)	(161)	(312)	(459)	(1,094)	(731)
Gains (losses) on disposition of properties	36	1,566	1,765	(111)	(3)	247	(6)	(46)	1,602	244	1,898	(213)
Other	1,578	2,640	1,514	1,384	1,283	983	1,044	1,065	4,218	2,266	5,164	4,584

Total other income	12,508	12,205	10,959	12,326	10,425	8,465	11,992	9,280	24,713	18,890	42,175	40,866

Other expenses
Salaries & employee benefits	12,127	13,118	11,478	11,302	11,238	11,301	11,226	10,770	25,245	22,539	45,319	43,891
Occupancy costs	1,224	1,253	1,203	1,261	1,357	1,282	1,363	1,314	2,477	2,639	5,103	5,264
Marketing	465	504	553	558	391	350	451	549	969	741	1,852	1,801
Depreciation, amort. Etc.	1,344	1,294	1,408	1,016	1,331	1,432	1,525	1,276	2,638	2,763	5,187	5,506
Prepayment fees		964		1,548					964		1,548
Other	3,923	3,672	4,010	4,117	3,988	3,640	3,915	3,389	7,595	7,628	15,755	14,220

Total other expenses	19,083	20,805	18,652	19,802	18,305	18,005	18,480	17,298	39,888	36,310	74,764	70,682

Income before taxes	11,057	9,246	9,708	10,552	9,904	8,174	10,680	10,099	20,303	18,078	38,338	42,409
Provision for income taxes	4,010	3,333	3,500	3,850	3,514	2,920	3,831	3,614	7,343	6,434	13,784	15,198

Net Income	$7,047	$5,913	$6,208	$6,702	$6,390	$5,254	$6,849	$6,485	$12,960	$11,644	$24,554	$27,211

Average shares o/s, basic	12,323	12,301	12,382	12,494	12,560	12,542	12,566	12,636	12,312	12,551	12,484	12,822
Average shares o/s, diluted	12,569	12,606	12,667	12,795	12,904	12,949	12,955	12,983	12,588	12,927	12,818	13,173
Net income per share - basic	$0.57	$0.48	$0.50	$0.54	$0.51	$0.42	$0.55	$0.51	$1.05	$0.93	$1.97	$2.12
Net income per share - diluted	$0.56	$0.47	$0.49	$0.52	$0.50	$0.41	$0.53	$0.50	$1.03	$0.90	$1.92	$2.07
Dividends paid per share	$0.23	$0.23	$0.22	$0.22	$0.22	$0.22	$0.19	$0.19	$0.46	$0.44	$0.88	$0.76

First Financial Holdings, Inc.

	Quarter Ended (unaudited)								Fiscal Year

	03/31/05	12/31/04	09/30/04	06/30/04	03/31/04	12/31/03	09/30/03	06/30/03	09/30/04	09/30/03

OTHER RATIOS
Return on Average Assets	1.14%	0.97%	1.02%	1.09%	1.05%	0.88%	1.19%	1.16%	1.01%	1.21%
Return on Average Equity	16.66%	14.22%	15.12%	16.10%	15.28%	12.83%	16.86%	16.04%	14.86%	16.65%
Average yield on earning assets	5.61%	5.64%	5.54%	5.53%	5.58%	5.71%	5.99%	6.32%	5.58%	6.41%
Average cost of paying liabilities	2.34%	2.29%	2.23%	2.21%	2.26%	2.31%	2.48%	2.65%	2.24%	2.75%
Gross spread	3.27%	3.35%	3.31%	3.32%	3.32%	3.40%	3.51%	3.67%	3.34%	3.66%
Net interest margin	3.33%	3.38%	3.32%	3.36%	3.41%	3.44%	3.57%	3.75%	3.38%	3.74%
Operating exp./avg. assets	3.10%	3.40%	3.05%	3.23%	3.00%	3.03%	3.22%	3.09%	3.09%	3.13%
Efficiency ratio	60.53%	66.07%	66.41%	63.84%	62.36%	66.42%	59.57%	60.73%	63.22%	59.76%

COMPOSITION OF GROSS LOAN PORTFOLIO
Residential (1-4 family)	$1,022,857	$1,025,562	$1,029,522	$1,045,062	$1,064,936	$1,099,098	$1,106,855	$1,100,425
Other residential	42,324	59,227	39,761	38,857	42,360	31,532	34,157	25,919
A & D and lots	70,164	68,995	68,142	62,594	57,635	60,251	55,462	53,212
Commercial real estate	120,535	123,444	129,875	114,556	108,396	109,346	113,450	122,491
Consumer	438,121	437,570	411,666	416,179	400,012	383,580	377,321	382,900
Commercial business department	232,192	209,431	199,318	189,673	187,884	173,543	171,953	170,907

	$1,926,193	$1,924,229	$1,878,284	$1,866,921	$1,861,223	$1,857,350	$1,859,198	$1,855,854

ASSET QUALITY
Non-accrual loans	$7,472	$7,763	$8,439	$8,605	$9,553	$11,520	$9,852	$10,006
Loans 90 days or more past due	72	34	63	98	71	29	24	31
Renegotiated loans					289	292	295	297
REO thru foreclosure	2,654	4,178	4,003	4,325	3,949	3,606	4,009	4,074

TOTAL	$10,198	$11,975	$12,505	$13,028	$13,862	$15,447	$14,180	$14,408

LOAN AND REO LOSS RESERVES
Total reserves for loan losses	$14,404	$14,697	$14,799	$14,780	$14,725	$14,809	$14,957	$15,130
Loan loss reserves/net loans	0.77%	0.80%	0.81%	0.82%	0.81%	0.82%	0.82%	0.84%
Provision for losses	1,300	1,300	1,300	1,125	1,825	1,425	1,650	1,450
Net loan charge-offs	1,593	1,402	1,281	1,070	1,909	1,573	1,823	1,777
Net charge-offs/average net loans	0.09%	0.08%	0.07%	0.06%	0.11%	0.09%	0.10%	0.10%
Annualized net charge-offs /av.loans	0.34%	0.31%	0.28%	0.24%	0.42%	0.35%	0.40%	0.39%